UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2016

VEREIT, INC.

VEREIT OPERATING PARTNERSHIP, L.P.

(Exact name of registrant as specified in its charter)

Maryland Delaware	001-35263 333-197780	45-2482685 45-1255683
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

2325 E. Camelback Road, Suite 1100

Phoenix, AZ 85016

(Address of principal executive offices, including zip code)

(800) 606-3610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 19, 2016, VEREIT, Inc. (the “Company”) filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) in connection with the commencement of a “continuous equity” offering under which the Company may sell shares of its common stock having an aggregate offering price of up to $750.0 million (the “Shares”) from time to time through September 19, 2019 in “at-the-market” offerings or certain other transactions (the “Offering”). The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, but has no obligation to sell any of the Shares in the Offering. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, determinations by the Company of the optimal source of funding for the Company and potential uses of the funding available to the Company. The Company intends to use the proceeds from any sale for general corporate purposes, which may include funding potential acquisitions and repurchasing or repaying outstanding indebtedness.

The Offering will occur pursuant to a distribution agreement (the “Distribution Agreement”) entered into by the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., Capital One Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as agents for the offer and sale of the Shares (individually, an “Agent” and together, the “Agents”). The Distribution Agreement has a term expiring on September 19, 2019 and provides that the Company may offer and sell from time to time pursuant to the Distribution Agreement shares of its common stock having an aggregate offering price of up to $750.0 million during such term through the Agents. The Distribution Agreement provides that the Company will pay each of the Agents a commission which in each case shall not be more than 2.0% of the gross sales price of all Shares sold through it as the agent under the Distribution Agreement.

Sales of the Shares, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Company has no obligation to sell any of the Shares in the Offering, and may at any time suspend solicitation and offers under the Distribution Agreement.

Under the terms of the Distribution Agreement, the Company may also sell the Shares to the Agents as principals for their own accounts at prices agreed upon at the time of sale. If the Company sells Shares to any of the Agents as principals, it will enter into a separate terms agreement with such Agent with respect to that sale.

The Shares will be issued pursuant to the Prospectus Supplement and the Company’s automatic shelf registration statement on Form S-3 (File No. 333-211204) filed on May 6, 2016 with the SEC. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Distribution Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Distribution Agreement filed herewith as an exhibit to the Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Distribution Agreement, dated September 19, 2016, among the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., Capital One Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC

5.1	Opinion of Venable LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEREIT, INC.

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Michael J. Bartolotta
Name:	Michael J. Bartolotta
Title:	Executive Vice President and Chief Financial Officer

Dated: September 19, 2016